SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report January 15, 2002
              (Date of Earliest Event Reported) (December 31, 2001)


                                DSTAGE.COM, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


               000-30785                           52-2195605
        (Commission File Number)     (I.R.S. Employer Identification No.)

            000-111-5818 7389                 (Business Services NEC)
         Central  Index  Key           Standard  Industrial  Classification


                1600 Broadway, Suite 2400, Denver, Colorado 80202
               (Address of Principal Executive Offices) (Zip Code)

                                 (303) 542-1802
              (Registrant's Telephone Number, Including Area Code)

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Item  1.  Changes  in  Control  of  Registrant


     On December 31, 2001, the Company's Board of Directors ratified two technology license agreements between SunnComm, Inc., a Nevada corporation, and the Company whereby the Company would acquire certain rights to the SunnComm, Inc. technology. The first of the two agreements, the terms and conditions of which were originally agreed to on November 5, 2001, resulted in the Company acquiring a license for the SunnComm Proprietary Copy Management Technology. Under the terms of the agreement, the Company agreed to pay SunnComm, Inc. a one-time license fee of $4,000,000, payable in the Company's common stock, with the amount of shares issued not to exceed 2,000,000. Following execution of the license agreement, both parties agreed that it would be beneficial to expand the scope of the agreement to potentially address market realities more effectively. On December 31, 2001, SunnComm and the Company entered into a second agreement, whereby the Company acquired a subsequent license for SunnComm's CD3/SAS Technology. Under the terms of this agreement, the Company will pay SunnComm a royalty for product sales made through the Company that utilize the SunnComm Technology.

     As a result, the boards of both parties deferred ratifying the transaction pending completion and execution of the second license agreement. On December 31, 2001, the Company's Board of Directors approved the issuance of 2,000,000 restricted shares, or approximately 16.58% of the outstanding common shares of the Company, to SunnComm, Inc. in accordance with the terms and conditions of the first technology license agreement.

     The foregoing description of the Technology License Agreement's are qualified in their entirety to the full text of such Technology License
Agreements, a copy of which is attached hereto as an Exhibit and which is incorporated herein by reference.

     The company is determining at this point how to account for these transactions. As a result, the positive or negative impact of these transactions on the company's financial statements cannot be assured when evaluating the information contained in this filing.

     On or about January 15, 2002, BulletProof Business Plans, Inc. ("BulletProof"), a shareholder of the Company, transferred 2,876,819 common shares of Dstage.com, Inc. to its shareholders as a property dividend (the "Transaction"). The Transaction involved approximately 23.85% of the outstanding common shares of the Company.

Item  2.     Acquisition  or  Disposition  of  Assets

     As described in Item 1 above, on December 31, 2001, the Company entered into a Technology License Agreement ("Agreement") with SunnComm, Inc. resulting in the Company acquiring a limited exclusive license to utilize SunnComm, Inc. software applications known as the SUNX CD3/SAS Technology, designed to inhibit digital intellectual property from unauthorized duplication ("SUNX Technology") for use in applications and products currently under development by DSTG.

     Under the terms and conditions of the Agreement, DSTG will pay SUNX a royalty agreement based upon the number of DSTG products sold utilizing the SUNX Technology. The license granted under the terms and conditions of the Agreement will remain effective for a period of thirty years.

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     The  foregoing description of the Technology License Agreement is qualified in its entirety to the full text of such Technology License Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated herein by reference.

     The company is determining at this point how to account for this transaction. As a result, the positive or negative impact of this transaction on the company's financial statements cannot be assured when evaluating the information contained in this filing.

Item  3.  Bankruptcy  or  Receivership.

     N/A

Item  4.  Changes  in  Registrant's  Certifying  Accountant.

     N/A

Item  6.  Resignations  of  Registrant's  Directors.

     On January 14, 2002, D. Kirk LaPoure submitted a letter of resignation to the Board of Directors. On January 15, 2002, the Board of Directors accepted
Mr. LaPoure's resignation and elected Jane Olmstead to replace Mr. LaPoure as CFO and Director on an interim basis. This change effectively alters the composition of the Company's audit committee, from a totally independent audit committee to a majority independent audit committee. The letter is submitted herewith as an exhibit as required by the applicable rules.


Item  7.  Financial  Statements  and  Exhibits

(a)     Financial  Statements  of  Business  Acquired.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than February 28, 2002 containing the required financial information.

(b)     Pro  Forma  Financial  Information.

     (1) If it is determined that financial statements required by this item are to be filed with the initial report, or by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed, Dstage will file an amendment to this 8-K no later than February 28, 2002 containing the required financial information.

(c)     Exhibits.

1.1     Technology  License  Agreement  dated  November 5, 2001 between DSTG and
SUNX.

1.2     Technology  License  Agreement  dated December 31, 2001 between DSTG and
SUNX.

2.1     See  Exhibit  1.2

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6.1     Resignation  Letter

6.2     Acceptance  of  Resignation

99.1     Press  Release

     A copy of Dstage's press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's filings with the Securities and Exchange Commission and will also be included in the Company's Annual Report on Form 10KSB for the fiscal year ended December 31, 2001 to be filed with the Securities and Exchange Commission in the near future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     Dstage.com,  Inc.


     Dated:  January  15,  2002


                    By:  /s/  Frank  Maresca


                    Frank  Maresca,  Chief  Executive  Officer




                  (Remainder of Page Left Intentionally Blank)

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Exhibit  1.1

                          TECHNOLOGY  LICENSE  AGREEMENT

     This Agreement is entered into as of November 5, 2001 (the "Effective Date") by and between Dstage.com, Inc., a Delaware corporation having its principal place of business 1600 Broadway, Suite 2400, Denver, CO 80202 ("DSTG") and SunnComm, Inc., a Nevada corporation having its principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 ("SUNX").

     WHEREAS, SUNX is in the business of developing, using, distributing and licensing others to use and is the owner of, or has the relevant licenses to use, proprietary software applications known as SUNX Proprietary Copy Management Technology designed to inhibit digital intellectual property from unauthorized duplication ("SUNX Technology"); and

     WHEREAS, DSTG is in the business of providing a new approach to venture formation and development by substantially reducing burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of securitized intellectual capital ("DSTG Products"); and

WHEREAS, DSTG desires to license the SUNX Technology for use in media player applications in conjunction with the DSTG Products and ventures;

NOW THEREFORE, for good and valuable consideration and on the promises and premises set forth below, the parties agree as follows:

1.  DEFINITIONS.

     1.1  CONFIDENTIAL  INFORMATION:

     a. SUNX CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the SUNX Technology, research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of SUNX. SUNX Confidential Information does not include any information:

(i)     Which  DSTG  knew  before  SUNX  disclosed  it  to  DSTG;

(ii)     Which  has  become publicly known through no wrongful act of DSTG;

(iii) Which DSTG developed independently, as evidenced by appropriate documentation;

(iv) Which is disclosed to DSTG by a third party without restriction of confidentiality; or

(v)     The  disclosure  of  which  is  required  by  law.

     b. DSTG CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of DSTG. DSTG Confidential Information does not include any information

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(i)     Which  SUNX  knew  before  DSTG  disclosed  it  to  SUNX;

(ii)     Which  has  become  publicly  known  through  no  wrongful act of SUNX;

(iii) Which SUNX developed independently, as evidenced by appropriate documentation;

(iv) Which is disclosed to SUNX by a third party without restriction of confidentiality; or

(v)     The  disclosure  of  which  is  required  by  law.

1.2 DERIVATIVES: Any and all new versions of the SUNX Technology, including upgrades, updates, enhancements and revisions.

1.3 SUNX DOCUMENTATION: Any and all manuals, user guides, and other documentation, owned by or licensed to SUNX, relating or referring to the SUNX Technology.

1.4 SUNX RIGHTS: Any and all Intellectual Property Rights and Derivatives, of SUNX in and to the SUNX Copyrights, SUNX Documentation, SUNX Marks, SUNX
Patents,  SUNX   Technology  and/or  the  Project  Work  Product.

1.5 SUNX TECHNOLOGY: SUNX's proprietary technology as set forth in Exhibit A hereto including, but not limited to, all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant SUNX Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that is required and/or relevant to DSTG's development of current and future versions of DSTG Products.

1.6 INTELLECTUAL PROPERTY RIGHTS: Any and all proprietary, common law, and/or statutory intellectual property rights, including but not limited to, patentable materials and patent rights, copyrightable materials and copyrights, moral rights, trade secret rights, trademark rights, service mark rights, and/or any and all other proprietary rights, including all Derivatives.

1.7 DSTG DISTRIBUTOR: Authorized third party distributors licensed by DSTG to distribute the DSTG Products.

1.8 DSTG PRODUCTS: Any and all products and services that use, integrate, or contain technologies licensed, made, distributed, and/or sold by DSTG to one or more professional user market segments.

1.9 DSTG RIGHTS: Any and all Confidential Information and Intellectual Property Rights of DSTG in and to the DSTG Products, exclusive of the SUNX Rights.

1.10  TERRITORY:  The rights granted to DSTG hereunder shall be valid worldwide.

1.11 THIRD PARTY RIGHTS: Any and all of the proprietary third party patents, copyrights, and trade secrets licensed to SUNX and included in the SUNX Intellectual Property Rights relating or referring to the SUNX Technology, as identified in Exhibit A hereto.

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1.12  MAJOR  DEFECTS.  Those  defects  that, in the sole discretion of SUNX, are serious enough as to cause material harm to SUNX if included in the software distributed by DSTG.

     2. GRANT BY SUNX. Subject to the terms and conditions set forth in this Agreement, SUNX hereby grants to DSTG during the Term and in the Territory, and DSTG hereby accepts:

a. EXCLUSIVE LICENSE - An exclusive, non-transferable (except as provided in Section 13.1) license to use the SUNX Technology for use in any media player applications worldwide as set forth in Exhibit A.

b. END-USER LICENSE - A non-exclusive, non- transferable license to market and grant End User licenses of the SUNX Distributable Technology, provided DSTG presents or causes to be presented to each End User an End User License Agreement containing substantially the same terms and conditions as contained in the License Agreement shown in Exhibit B hereto. Upon SUNX's request, DSTG shall provide a copy of DSTG's standard End User License Agreement. DSTG agrees to comply with all reporting and record keeping requirements set forth herein.

     3. LIMITATIONS ON DSTG. The foregoing license grants are expressly conditioned upon DSTG's compliance with the following requirements:

3.1 DSTG acknowledges that the SUNX Rights and SUNX Confidential Information are proprietary to SUNX and/or its licensor(s) and that SUNX and/or its licensor
(s) retains all right, title, and interest therein and thereto, including without limitation all Intellectual Property Rights therein and therefor, and that DSTG has no rights therein other than as set forth in this Agreement.

     3.2 Other than as expressly set forth in this Agreement, DSTG agrees not to:

     a.  Reproduce,  sublicense,  distribute  or  dispose  of  the  SUNX Rights;

b. Alter, create derivative works of, edit, modify, or revise the SUNX Rights, except for modifications it may make to the SUNX Technology as it relates to the media player applications, which, in the case of such an event, it shall notify SUNX of its intent to modify the technology prior to doing so. Prior to any modification being made by DSTG, SUNX shall use its best efforts to make any necessary modifications in order to better integrate the SUNX Technology with media player applications.

c. Reverse engineer, reverse compile, or disassemble the SUNX Rights, in whole or in part, except as expressly permitted by this Agreement or pursuant to applicable law.

3.3 On all copies of the SUNX Rights made by DSTG pursuant to this Agreement, DSTG agrees that it shall

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     (i)  Not  remove  any  copyright  notices, trademarks, or other proprietary legends  contained  therein  or  thereon,  as  provided  by  SUNX,  and

     (ii) Include any copyright notices, trademarks, or other proprietary legends contained within the SUNX Technology, as provided by SUNX.

3.4 DSTG warrants and represents that it does not intend to, nor will, directly or indirectly, export or transmit the SUNX Technology, in whole or in part, or any SUNX Confidential Information or technical data relating thereto, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission. Use, duplication, or disclosure by the United States Government of the SUNX Technology is subject to restrictions as set forth in The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or of the Commercial Computer Software -Restricted Rights clause at 48 C.F.R. 52.227-19 as applicable.

3.5 DSTG shall not to in any way misrepresent, or to mislead (especially with respect to prospective customers, journalists, or market analysts, etc.) about DSTG's relationship with SUNX, DSTG's duties as specified in this Agreement, the features of SUNX's products including any technical specifications, expected benefits of use, and the origin of SUNX's products. In particular, DSTG shall not represent itself as an exclusive agent or exclusive distributor of SUNX's products, except as indicated in this Agreement. DSTG shall not represent itself as the developer or manufacturer of SUNX's products, or as SUNX itself.

3.6 Prior to the first usage of a DSTG Product incorporating the SUNX technology, DSTG must submit a finished version of such DSTG Product, along with the accompanying documentation, to SUNX for testing to insure satisfactory operation and receive from SUNX a written notice of approval. SUNX shall examine and test a finished version of each DSTG Product that incorporates the SUNX technology, and provide such notice of approval or a statement of defects as quickly as possible but no later than 30-days from receipt. DSTG shall not be required to correct any such defects other than those Major Defects that are serious enough as to cause material harm to SUNX if included in the software distributed by DSTG. In the event SUNX does not give a statement identifying such Major Defects within such 30-day period, the software shall be deemed approved for all purposes hereof. In the event SUNX notifies DSTG in writing of Major Defects, DSTG must correct such Major Defects and return a newly finished version of the DSTG Product for retesting, and SUNX shall within 15 days of such redelivery provide DSTG with written notice of approval or a statement of Major Defects. SUNX's acceptance of a finished version of DSTG Product shall not be unreasonably withheld, and approval shall be deemed to have been given if in any case SUNX does not deliver notice of Major Defects within 30 days following delivery of a version of the software. The above procedure may, at SUNX's option, be repeated until a final version of each DSTG Product is approved.

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4.0  OBLIGATIONS  OF  THE  PARTIES.

4.1  SUNX  OBLIGATIONS.  During  the  Term  of  this  Agreement, SUNX agrees to:

     a. Provide the expertise of sufficient personnel, with appropriate expertise and competence ("SUNX Key Personnel"), to provide technical information and support to DSTG Key Personnel (as identified in Exhibit C hereto) in the development of DSTG Products. SUNX will determine the identity of SUNX Key Personnel. SUNX will also determine the level of effort of these SUNX Key Personnel, but it will be reasonable and sufficient to meet SUNX's obligations under this Agreement. DSTG Key Personnel must sign appropriate individual non-disclosure agreements prior to receiving confidential information from SUNX. DSTG has the right, with prior written permission from SUNX, to add individuals to the list of DSTG Key Personnel;

     b. Provide relevant SUNX Technology to DSTG in accordance with the terms and conditions of this Agreement;

c. Provide DSTG Key Personnel with access to the relevant SUNX Technology, including participation in SUNX's first beta testing of relevant SUNX Technology, whether or not such testing is made available to other SUNX licensees;

d. Provide sufficient and appropriate training to DSTG personnel to enable DSTG to understand the use and deployment of SUNX Technology including, but not limited to:

     i. SUNX will provide appropriate training, , to DSTG in the marketing, use and installation of the SUNX Technology at SUNX's Corporate Headquarters;

ii. At DSTG's option, SUNX will provide DSTG with training on SUNX's standard technical support procedures;

iii. SUNX will provide all other reasonable and necessary training, support and maintenance to DSTG, as set forth in Exhibit D, and DSTG shall be responsible for providing such training, support and maintenance to DSTG Clients and DSTG Distributors at DSTG's sole expense.

4.2  DSTG  OBLIGATIONS.  During  the  Term  of  this  Agreement  DSTG agrees to:

     a. Utilize SUNX Technology in media player applications within one year following approval by SUNX of technology and application to be integrated and utilized by DSTG; and further within one year following receipt of SUNX Technology that is free of any defects in accordance with Section 3.6 herein. In the event DSTG fails to utilize the SUNX Technology as defined in this Section 4.2(a), SUNX may, at its sole option, terminate this Agreement in accordance with Section 11.1 herein.

5.0  CONFIDENTIALITY.

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     a.  Each  party  agrees not to disclose any Confidential Information of the other party and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the Confidential Information of the other party only on a "need to know" basis and solely in connection with the performance of this Agreement, and to take steps to ensure that the dissemination is so limited.

b. Each party agrees not to use the Confidential Information of the other party for its own benefit or for the benefit of anyone other than the providing party, or other than in accordance with the terms and conditions of this Agreement.

c. All DSTG Confidential Information remains the property of DSTG and all SUNX Confidential Information remains the property of SUNX, and other than as expressly provided by this Agreement.

d. Upon written request of the providing party, or upon the expiration or other termination of this Agreement for any reason whatsoever, the receiving party agrees to return to the providing party all such provided Confidential Information, including but not limited to all copies thereof.

     e. The provisions of this Section shall survive the expiration or other termination of this Agreement.

6.0  OWNERSHIP,  INTELLECTUAL  PROPERTY  RIGHTS,  AND  NON-DISCLOSURE.

     6.1  SUNX  RIGHTS:

     a. SUNX shall retain all rights, title and interest (including all intellectual property rights) of the SUNX Technology and SUNX Documentation and any derivative works made by SUNX of the SUNX Documentation, and any copies thereof.

b. DSTG shall not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the SUNX Technology and SUNX Documentation. DSTG shall reproduce and include any SUNX trademark, copyright, trade secret or proprietary information notices and other legends on every copy, in whole or in part, of the SUNX Technology in any form. DSTG shall not decompile, disassemble or otherwise reverse engineer the SUNX Technology, except as SUNX is required to allow DSTG to do under applicable law.

c. DSTG shall render to SUNX commercially reasonable assistance in connection with SUNX's enforcement of its rights in and to the SUNX Technology and SUNX Documentation, including without limitation using efforts to prevent End Users from copying or using the SUNX Technology and SUNX Documentation outside the scope of this Agreement, or the End User License Agreement.

d. Certain data or portions thereof which may be supplied by SUNX relating to the SUNX Technology are confidential and proprietary to SUNX and will be so marked. DSTG shall abide its obligations under Section 5.0 as applicable to such data.

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     6.2  DSTG:  DSTG  is,  and as to SUNX, shall be, the owner of all worldwide right, title and interest, including any and all Intellectual Property Rights, in and to the DSTG Confidential Information and the DSTG Rights.

7.0 TERM. The license granted under this Agreement shall commence on the Effective Date set forth above and remain effective in perpetuity unless sooner terminated in accordance with the provisions of Section 11 below.

8.0  PAYMENTS.

     8.1 DSTG shall pay SUNX a one-time license fee of $4,000,000 in Dstage.com, Inc $.001 par value restricted common stock (the "Shares") as follows:

     a.     Two  Million  Shares  upon  the  execution  of  this  Agreement.

b. The parties hereby agree that the minimum value of the Shares shall be $2.00 per Share. Notwithstanding the foregoing, the exact value of the Shares for the purposes of this Agreement shall be determined by the 5 day moving average of the closing bid and ask price for the five days prior to the thirtieth (30th) day from the execution date hereof. In no event shall the value of the Shares be below $2.00 per share.

9.0 SUNX REPRESENTATIONS AND WARRANTIES. SUNX represents and warrants to DSTG, during the Term and in the Territory, as follows:

     a. OWNERSHIP. SUNX is the owner, or has the right to enter into this Agreement on behalf of the owner, of all worldwide right, title and interest in and to any and all SUNX Confidential Information and the SUNX Rights. SUNX will obtain in writing, prior to delivery to DSTG of any SUNX Confidential Information or SUNX Rights, any and worldwide assignments, licenses, permissions, or other consents of all third party Intellectual Property Rights and/or other third party proprietary rights as are or shall be necessary to enable SUNX to fulfill its obligations to DSTG hereunder, and to enable DSTG to utilize the SUNX Rights for their intended purpose. SUNX shall immediately notify DSTG in writing of any limitations on use required by the proprietor of such third party materials, and SUNX shall not agree to any such demands or requirements without the prior written approval of DSTG.

b. NON-INFRINGEMENT. To the best of SUNX's knowledge the SUNX Rights do not infringe any existing patent, copyright, trademark, service mark, trade name, trade secret, patent, or other Intellectual Property Right of any third person, firm, corporation or other entity.

     c. NO ENCUMBRANCES. To the best of SUNX's knowledge, the SUNX Rights shall be free and clear of any and all encumbrances and/or liens of any nature whatsoever, other than those identified by SUNX pursuant to this Agreement, and other than non-exclusive licenses granted by SUNX to others to use the SUNX Rights.

d. NO CONFLICTS. To the best of SUNX's knowledge, SUNX's performance of this Agreement does not conflict with any other Agreement to which SUNX is bound and, while performing this Agreement, SUNX will not knowingly enter into any other Agreement in conflict with this Agreement or which would impair the ability of SUNX to perform this Agreement.

e. CONFORMATION. SUNX warrants that the SUNX Rights shall conform to the specifications set forth in the SUNX Documentation. SUNX shall be responsible, at its sole cost and expense, for replacing, revising, modifying, or otherwise correcting any SUNX Rights that do not meet the specifications.

f. MAINTENANCE OF SUNX TECHNOLOGY. SUNX warrants in the course of regular business that it will use its best efforts to maintain, update, and upgrade the SUNX Technology on a continuing basis during the Term of this Agreement to ensure the continued and continuing operation, relevance, and viability of the SUNX Technology during the Term of the Agreement, and that it will hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement. Upon development and first commercial availability (including beta test) of any new version of SUNX Technology, SUNX shall promptly deliver a copy thereof, with available documentation, to DSTG. In the event SUNX is unable to provide maintenance of the SUNX Technology as provided for herein, including, but not limited to, its ability to hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement, DSTG shall have the right to retain the qualified personnel necessary to maintain the technology.

g. EXCEPT AS STATED ABOVE, SUNX DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUNX TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SUNX BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SUNX TECHNOLOGY.

10.0  INDEMNIFICATION.

     10.1 BY SUNX. SUNX will defend DSTG against a claim that a DSTG Product that specifically utilizes the SUNX Technology in a media player application infringes a U.S. patent or copyright, or other proprietary right of a third party, and SUNX will indemnify DSTG and hold it harmless from and against any loss, liability and any costs, expenses and reasonable attorneys' fees finally awarded. DSTG shall promptly notify SUNX in writing of the claim, and SUNX shall have sole control of the defense and all related settlement negotiations, and DSTG shall provide SUNX complete information concerning the claim but any failure to provide prompt notice or information shall not impair DSTG's rights to indemnification hereunder except to the extent that such failure has materially prejudiced or materially delayed SUNX in defense of its claim. SUNX shall have the right to assume the defense of any claim against DSTG in connection with such violation or infringement. After notice from SUNX to DSTG of election to assume the defense thereof, SUNX will not be liable to DSTG for any legal or other expenses subsequently incurred by DSTG in connection with the defense thereof other than reasonable costs of investigation, unless incurred at the written request of SUNX, in which event such legal or other expenses shall be borne by SUNX. DSTG shall, however, have the right to participate in the defense and settlement of such claim being defended by SUNX through separate counsel at DSTG's expense. DSTG shall not be subject to any liability or restriction under any settlement entered into by SUNX without DSTG's prior written approval.

a. SUNX shall have no obligation to DSTG under this Section if any claimed infringement is based upon:

     (i) Use of any SUNX Technology delivered hereunder in connection or in combination with equipment, software or devices not supplied by SUNX unless approved by SUNX in writing prior to such usage;

(ii) DSTG's use of a SUNX Technology in the practicing of any process or in a manner for which the SUNX Technology was not designed; or

(iii) SUNX's compliance with DSTG's designs, specifications or instructions. DSTG shall indemnify and hold SUNX harmless from and against any loss, cost or expense suffered or incurred in connection with any suit, claim or proceeding brought against SUNX so far as it is based on a claim that the manufacture or sale of any SUNX Technology delivered hereunder which has been either (1) modified, altered or combined with any product, software, or device not supplied by SUNX or (2) modified by SUNX in accordance with DSTG's designs, specifications or instructions, constitutes such an infringement because of any such modification, alteration or combination. The foregoing states SUNX's entire liability for infringement by SUNX Technology furnished under this Agreement

     10.2 BY DSTG. DSTG agrees to indemnify and hold harmless SUNX, its officers, agents, and employees from and against all liability, loss, cost, damages, claims or expenses (including reasonable attorneys fees) arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against SUNX by reason or arising from (i) any material breach this Agreement by DSTG or (ii) any allegation of third party intellectual property right(s) infringement or unfair competition, where such claim or suit is based upon the combination, operation, modification, or use of the SUNX Rights, if such claim of infringement would have been avoided but for such combination, operation, modification, or use. DSTG shall have sole control over the selection of counsel and the defense of any claim or any settlement thereof, at DSTG's expense. SUNX shall provide DSTG with its reasonable assistance in the defense of such claim, at the expense of DSTG. In no event may DSTG enter into any third party settlement agreements which would in any manner whatsoever affect the right of, or bind, SUNX in any manner to said third party, without the prior written consent of SUNX.

10.3 NOTIFICATION. The party seeking indemnification under this Section shall immediately notify the other party, in writing, of any claim or proceeding brought against it for which it seeks indemnification hereunder. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.4 INSURANCE. Each party will carry appropriate and sufficient policies of insurance, which must comply with all statutory regulations in the state (or country) where this Agreement is being performed, which shall be in effect at least as early as the Effective Date of this Agreement and which shall remain in force and provide coverage throughout the Territory until the effective date of Termination. Each party shall be solely responsible for the payment of all deductibles on its own policies. Such policies of insurance shall include, but are not limited to, the following: (i) Workers' Compensation and State Disability, including Employers' Liability, (ii) Comprehensive General Liability, and (iii) Umbrella Liability.

10.5 The provisions of this Section shall survive the expiration or other termination of this Agreement.

11.0  TERMINATION.

     11.1 FOR CAUSE: Without prejudice to any rights which it may have under this Agreement or in law, equity, or otherwise: a. Either party shall have the right to terminate this Agreement if the other party defaults in the performance of any of its obligations or breaches any term, provision, warranty, or representation under this Agreement ("Defaults"). Upon the occurrence of any of the foregoing Defaults, the non-Defaulting party shall give notice of termination of this Agreement in writing to the Defaulting party, who shall have thirty (30) days from the date of notice in which to correct any Default, or if not wholly curable within said thirty days, to use its best efforts to commence any and all steps reasonably necessary to cure such Default. If the Defaulting party fails to correct the Default or to commence any and all steps reasonably necessary to cure such Default within the notice period, this Agreement shall terminate on the last day of such notice period unless otherwise agreed to in writing signed by both parties. b. This Agreement shall terminate automatically and without further notice to the other party in the event that either party shall make any unauthorized assignment for the benefit of creditors, file any petition under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.

11.2 EFFECT OF TERMINATION FOR DEFAULT OF EITHER PARTY. Upon termination of this Agreement for the Default of either party, or for any reason other than the insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, or the termination, cessation, or inability or failure to maintain the SUNX Technology or that portion of the business associated with the SUNX Technology during the Term of the Agreement, by SUNX or its authorized successors or assigns:

     a. DSTG shall, within five (5) business days thereof, return or, at SUNX's option, destroy all whole or partial copies of the SUNX Rights in DSTG's possession, custody or control, and certify to SUNX in writing within five (5) business days thereafter that it has complied with the foregoing obligation;

b. Each party shall return all copies of Confidential Information disclosed by the other party that remain in its possession or under its control;

c. Termination shall not affect the rights of DSTG Clients and DSTG Distributors to continue to use the SUNX Technology acquired from DSTG in accordance with the terms of this Agreement, and;

d. Except in the case of termination of this Agreement for the Default of DSTG, DSTG shall have the continued right to exercise the rights and licenses granted in Section 2 in connection with the SUNX Technology as in existence as of the date of expiration or termination (and not including any subsequent improvements or Derivatives thereof), by DSTG after such expiration or termination, and provided that DSTG's rights under Section 2.a shall no longer be exclusive.

     11.3 EFFECT OF TERMINATION FOR SUNX INSOLVENCY, ETC. In addition to requirements and dispositions set forth in preceding paragraph 11.2, upon termination of this Agreement for the (i) insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, (ii) insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, including the transfer (by cash, credit, or stock purchase) of all or a majority of either SUNX's total assets or that portion of SUNX's business attributable to the SUNX Technology to a third party, or (iii) the termination, cessation, or inability or failure to maintain the SUNX Technology or that portion of the business associated with the SUNX Technology, during the Term of the Agreement, by SUNX or its authorized successors or assigns, then all of the rights granted by SUNX to DSTG hereunder shall immediately and automatically convert into worldwide, fully paid up, fully transferable, perpetual licenses.

12.0  SHARES.  In  the  event  this  Agreement  is terminated in accordance with
Section  11  above,  the  following  shall  occur:

     12.1 In the event this Agreement is terminated due to a default on the part of DSTG, no further action with regard to the Shares shall be taken.

     12.2 In the event this Agreement is terminated due to a default on the part of SUNX within twelve months of the effective date as established herein, all of the Shares issued to SUNX in accordance herewith shall be returned to DSTG within five business days following the termination of this Agreement. In the event this Agreement is terminated due to a default on the part of SUNX subsequent to twelve months after the effective date as established herein, no further action with regard to the Shares shall be taken.

13.0  ASSIGNMENT.

     13.1 Either party may assign its rights, duties and/or obligations under this Agreement in connection with the transfer (by merger or by sale of assets or stock) of all or a majority of either its total assets or that portion of its business attributable to the SUNX Technology (in the case of SUNX) or the DSTG Products (in the case of DSTG) to a third party, provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

13.2 Except as otherwise provided by this Agreement, neither party may assign its rights, duties and obligations under this Agreement, without the prior written consent of the other party, and further provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

14.0  GOVERNING  LAW  AND  JURISDICTION.

     14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

     14.2 Subscriber and the Company each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this Section 14. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Carson, State of Nevada, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Nevada or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 5.

     14.3 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of Nevada in and for the County of Carson, to be conducted by means of a reference pursuant to the applicable sections of the Nevada Code of Civil Procedures. Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 14 hereof.

     14.4 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company's business model, or the technical industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with Nevada law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Nevada Superior Court in which all parties have appeared.

     14.5 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with Nevada law.

15.0 WAIVER, AMENDMENT, OR MODIFICATION. Any waiver, amendment or modification of this Agreement shall not be effective unless made in writing and signed by both parties. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

16.0 NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between DSTG and SUNX. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, nor nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons. Any commitment made by DSTG to its customers with respect to quantities, delivery, modifications, interfacing capability, suitability of software, or suitability in specific applications will be DSTG's sole responsibility. DSTG has no authority to modify the warranties contained in this Agreement or to make any other commitment on behalf of SUNX, and DSTG will indemnify and defend SUNX from any liability, suit or proceeding for any such modified warranty or other commitment by DSTG. DSTG has the right to determine its own resale prices, and no SUNX representative will require that any particular price be charged by DSTG or grant or withhold any treatment to DSTG based on DSTG's pricing policies. DSTG agrees that it will promptly report directly to a SUNX officer any effort by SUNX personnel to interfere with its pricing policies.

17.0 NOTICES. All notices required under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) when sent by confirmed electronic mail or facsimile; (iii) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier for one day overnight service, with written verification of receipt. All communications will be sent to the names and addresses set forth beneath the signature of each party to this Agreement.

18.0 FORCE MAJEURE. Neither party will be deemed in default or breach of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

19.0  REMEDIES.

     19.1 INJUNCTION. The parties recognize and acknowledge that a breach by one party of any of its covenants, agreements or undertakings hereunder with respect to the Confidential Information or Intellectual Property Rights of the other party will cause the non-breaching party irreparable damage, which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by one party which could result in irreparable harm to the non-breaching party, or cause some loss or dilution of the good will, reputation or business of the non-breaching party, the non-breaching party shall be entitled to an immediate injunction in addition to any other remedies available, to stop or prevent such irreparable harm, loss or dilution.

20.  MISCELLANEOUS

     20.1 COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     20.2 APPROVALS. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity associated with apparatus licensed hereunder, without the express written approval of the other party.

     20.3 ENTIRE UNDERSTANDING. This Agreement will not be binding upon the parties until it has been signed herein below by or on behalf of each party, and in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

20.4 HEADINGS. The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement. 20.5 If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The failure of either party to require performance of any provision of this Agreement shall not be, construed as a waiver of its rights to insist on performance of that same provision, or any other provision, at some other time. Any waiver, variation or amendment, or modification, of any term or condition of this Agreement shall be effective only if signed by an authorized representative of both parties hereto. The waiver by either party of any right created by this Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.

     AGREED TO AND ENTERED INTO BY AND BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE SET FORTH ABOVE.


Dstage.com,  Inc.                         SunnComm,  Inc.
a  Delaware  corporation                    a  Nevada  corporation



By:  /s/                              By:  /s/

Sue  Perrault                         Peter  Jacobs
     President                              President

EXHIBIT  1.2

                          TECHNOLOGY  LICENSE  AGREEMENT

     This Agreement is entered into as of December 31, 2001 (the "Effective Date") by and between Dstage.com, Inc., a Delaware corporation having its principal place of business 1600 Broadway, Suite 2400, Denver, CO 80202, its subsidiaries, affiliates assigns and a new subsidiary to be formed as a result of this Agreement ("NewCo"), (collectively referred to herein as "DSTG"), on the one hand, and SunnComm, Inc., a Nevada corporation having its principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008, its subsidiaries, affiliates and assigns ("SUNX"), on the other hand.

     WHEREAS, SUNX is in the business of developing, using, distributing and licensing others to use and is the owner of, or has the relevant licenses to use, proprietary software applications known as SUNX CD 3/SAS Technology ("CD3") and SUNX Proprietary Copy Management Technology ("CMT") designed to inhibit digital intellectual property from unauthorized duplication (collectively the "SUNX Technology"); and

     WHEREAS, DSTG is in the business of providing a new approach to venture formation and development by substantially reducing burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of securitized intellectual capital ("DSTG Products"); and

WHEREAS, DSTG and SUNX have previously entered into a contract ("DSTG Contract") whereby DSTG has secured a license for CMT; and

WHEREAS, all the terms and conditions of the DSTG Contract remain in full effect; and

WHEREAS, DSTG desires to enhance its CMT license for use in media player applications and CD3 for use in a variety of applications to be utilized in conjunction with the DSTG Products and ventures;

NOW THEREFORE, for good and valuable consideration and on the promises and premises set forth below, the parties agree as follows:

1.  DEFINITIONS.

     1.1 ADJUSTED GROSS BILLING: The gross billing generated by DSTG in accordance herewith less Cost of Goods Sold, which, for the purposes of this Agreement is defined below.

1.2 AUTHORIZED CONTENT PROVIDERS: Includes record companies, Record Labels, Major Labels, independent labels, any media company that would fit within the scope of this Agreement, and to the extent that an individual end user could be classified as an Authorized Content Provider, the end user.

1.3  CONFIDENTIAL  INFORMATION:

     a. SUNX CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the SUNX Technology, research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of SUNX. SUNX Confidential Information does not include any information:

(i)     Which  DSTG  knew  before  SUNX  disclosed  it  to  DSTG;

(ii)     Which  has  become  publicly  known  through  no  wrongful act of DSTG;

(iii) Which DSTG developed independently, as evidenced by appropriate documentation;

(iv) Which is disclosed to DSTG by a third party without restriction of confidentiality; or

(v)     The  disclosure  of  which  is  required  by  law.

     b. DSTG CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of DSTG. DSTG Confidential Information does not include any information

(i)     Which  SUNX  knew  before  DSTG  disclosed  it  to  SUNX;

(ii)     Which  has  become  publicly  known  through  no  wrongful act of SUNX;

(iii) Which SUNX developed independently, as evidenced by appropriate documentation;

(iv) Which is disclosed to SUNX by a third party without restriction of confidentiality; or

(v)     The  disclosure  of  which  is  required  by  law.

1.4 COST OF GOODS SOLD: The incremental direct costs associated with the production of the DSTG Products and Services, not to exceed Twenty-Five Per Cent (25%) of the gross billing amount, also known as gross sales.

1.5 DERIVATIVES: Any and all new versions of the SUNX Technology, including upgrades, updates, enhancements and revisions.

1.6 DSTG: Dstage.Com, Inc., a Delaware corporation, its affiliates, predecessors, assigns, past, present and future subsidiaries, including, but not limited to, a new subsidiary to be formed as a result of this Agreement.

1.7 DSTG DISTRIBUTOR: Authorized third party distributors licensed by DSTG to distribute the DSTG Products.

1.8 DSTG PRODUCTS: Any and all products and services that use, integrate, or contain technologies licensed, made, distributed, and/or sold by DSTG to one or more professional user market segments.

1.9 DSTG RIGHTS: Any and all Confidential Information and Intellectual Property Rights of DSTG in and to the DSTG Products, exclusive of the SUNX Rights.

1.10 EQUIPMENT: The specific equipment to be transferred from SUNX to DSTG in accordance with the terms and conditions of this Agreement as identified on
Exhibit  1.10  attached  hereto.

1.11 INTELLECTUAL PROPERTY RIGHTS: Any and all proprietary, common law, and/or statutory intellectual property rights, including but not limited to, patentable materials and patent rights, copyrightable materials and copyrights, moral rights, trade secret rights, trademark rights, service mark rights, and/or any and all other proprietary rights, including all Derivatives.

1.12 MAJOR DEFECTS: Those defects that, in the sole discretion of SUNX, are serious enough as to cause material harm to SUNX if included in the software distributed by DSTG.

1.13 MAJOR LABEL: A Record Label considered by industry standards to be a "Major Label", including BMG, Universal, Warner Music, Sony and EMI, and their subsidiaries, as identified on Exhibit 1.11 attached hereto.

1.14 MANAGEMENT: The key people in an organization, including, but not limited to, officers, directors and executives.

1.15 MANAGEMENT TEAM: The group of people assembled by DSTG to manage NewCo during its first months, not including DSTG personnel assigned to NewCo.

1.16 NATIONAL EXCHANGE: For the purposes of this Agreement, a national trading market identified as the Over The Counter Bulletin Board ("OTCBB"), NASD Small Cap, NASD National Market, and or the American Stock Exchange.

1.17 NEWCO: A new subsidiary ("NewCo") to be formed by DSTG subsequent to the execution of this Agreement, or an existing subsidiary that will be utilized for the purpose of incorporating, marketing and sub-licensing as applicable the SUNX Technology licensed by DSTG as a result of this Agreement.

1.18 NON-DILUTIVE: The Shares and or Options issued hereunder can not be diluted by means of additional issuance, a reverse, or forward split in the number of Shares authorized, issued and or outstanding.

1.19 RECORD LABEL: A company in the business of recording, producing, marketing, advertising and distributing sound recordings including, but not limited to, CD's, through national and international distribution networks, including, but not limited to, Major Labels.

1.20 ROYALTY PAYMENTS (CD3): The payments due SUNX as a result of DSTG's CD3 license as identified on Exhibit 1.20 attached hereto. For the purposes of this Agreement, SUNX will be due a Royalty Payment from DSTG as follows: For all revenues generated by DSTG as a result of contracts and billings from BMG, its affiliates, subsidiaries, et al, Fifty Per Cent (50%) of the first One Million

Dollars ($1,000,000) in Adjusted Gross Billing, Twenty-Five Per Cent (25%) of the second million dollars ($1,000,000) and Fifteen Per Cent (15%) of all other Adjusted Gross Billing from BMG during the Term shall be paid to SUNX in accordance with this Agreement. For all other business generated by DSTG as a result of this Agreement, SUNX shall receive a Royalty Payment equal to Three Per Cent (3%) of the Adjusted Gross Billing.

1.21 ROYALTY PAYMENTS (CMT): SUNX has licensed CMT to DSTG for a one-time payment of $4,000,000 in DSTG $.001 par value common stock. SUNX is not entitled to receive any further consideration, including Royalty Payments, for the CMT License.

1.22  SHARES:  The  $0.001  par  value  common  stock  of  NewCo.

1.23 SUB-LICENSE: The authority to issue a subsequent license of the technology licensed by DSTG in accordance herewith, including, but not limited to, the authority to sub-advertise, sub-market, sub-distribute, sub-contract and sub-license to any third party to the extent that in doing so DSTG does not violate the terms and conditions of this Agreement.

1.24 SUNX: SunnComm, Inc., a Nevada corporation, its affiliates, predecessors, successors, and assigns.

1.25 SUNX DOCUMENTATION: Any and all manuals, user guides, and other documentation, owned by or licensed to SUNX, relating or referring to the SUNX Technology.

1.26 SUNX RIGHTS: Any and all Intellectual Property Rights and Derivatives, of SUNX in and to the SUNX Copyrights, SUNX Documentation, SUNX Marks, SUNX
Patents,  SUNX   Technology  and/or  the  Project  Work  Product.

1.27  SUNX  TECHNOLOGY:  Subject  to existing License Agreements as set forth in
Exhibit 1.27, the SUNX CMT technology ("CMT Technology"), including, but not limited to, SUNX's proprietary technology as set forth in Exhibit 1.27 (a) which includes all English and foreign language, all commercial and non-commercial, and all present and future versions thereof, and all required and/or relevant SUNX Documentation, Intellectual Property Rights and other proprietary rights therein, and Derivatives thereof that is required and/or relevant to DSTG's development of current and future versions of DSTG Products, and SUNX's proprietary technology as set forth in Exhibit 1.27 (b) hereto and identified as the CD 3/SAS Technology ("CD3 Technology") including, but not limited to, the SAS Source Code, the Doolin/Aguilera/Dido Source Code, the Doolin/Aguilera/Dido C++ Libraries, the WMRM Code, the SAS Patents, the SAS, EECD and CD3 Trademarks, the WMRM Toolkit, DRM Production Code (SUNX) Copyrights, Microsoft WMRM and Microsoft WMRM SDK.

1.28  TERRITORY:  The rights granted to DSTG hereunder shall be valid worldwide.

1.29 THIRD PARTY RIGHTS: Any and all of the proprietary third party patents, copyrights, and trade secrets licensed to SUNX and included in the SUNX Intellectual Property Rights relating or referring to the SUNX Technology, as identified in Exhibit 1.29 hereto.

     2. GRANT BY SUNX. Subject to the terms and conditions set forth in this Agreement, SUNX hereby grants to DSTG during the Term and in the Territory, and DSTG hereby accepts:

a. EXCLUSIVE AND LIMITED EXCLUSIVE LICENSE - An exclusive, non-transferable (except as provided in Section 13.1) license to use CMT for use in any media player applications worldwide as set forth in Exhibit 2 (a) and a limited exclusive, non-transferable (except as provided in Section 13.1) license to market and Sub-License CD3 to content providers worldwide in the music, film and video game industry as set forth in Exhibit 2(b).

b. LICENSE LIMITATIONS. The Limited Exclusive License for CD3 hereby granted to DSTG is done so with the agreement that SUNX shall retain the right to License the SUNX Technology to Authorized Content Providers, so long as such License prohibits such Authorized Content Providers from Sub-Licensing the SUNX Technology to any third party; and that any Sub-License by DSTG to end-users shall prohibit such Authorized Content Providers from Sub-Licensing the SUNX Technology to any third party. Only DSTG and SUNX will be permitted to market and sub-license CD3 to content providers and that as a result, both SUNX and DSTG are hereby prohibited from re-selling CD3 to any other third party during the Term.

c. AUTHORIZED CONTENT PROVIDERS LICENSE - A non-exclusive, non- transferable license to market and grant Authorized Content Providers licenses of the SUNX Distributable Technology, provided DSTG presents or causes to be presented to each Authorized Content Providers an Authorized Content Providers License Agreement that does not violate the terms and conditions of this Agreement. Upon SUNX's request, DSTG shall provide a copy of DSTG's standard Authorized Content Providers License Agreement. DSTG agrees to comply with all reporting and record keeping requirements set forth herein.

     3. LIMITATIONS ON DSTG. The foregoing license grants are expressly conditioned upon DSTG's compliance with the following requirements:

     3.1 DSTG acknowledges that the SUNX Rights and SUNX Confidential Information are proprietary to SUNX and/or its licensor(s) and that SUNX and/or its licensor (s) retains all right, title, and interest therein and thereto, including without limitation all Intellectual Property Rights therein and therefor, and that DSTG has no rights therein other than as set forth in this Agreement.

     3.2 Other than as expressly set forth in this Agreement, DSTG agrees not to:

     a.  Reproduce,  sublicense,  distribute  or  dispose  of  the  SUNX Rights;

b. Alter, create derivative works of, edit, modify, or revise the SUNX Rights, except for modifications it may make to the SUNX Technology as it relates to the media player applications, which, in the case of such an event, it shall notify SUNX of its intent to modify the technology prior to doing so. Prior to any modification being made by DSTG, SUNX shall use its best efforts to make any necessary modifications in order to better integrate the SUNX Technology with media player applications. Alter, create derivative works of, edit, modify, or revise the SUNX Rights, except for modifications it may make to the SUNX Technology as it relates to applications in the music, film and video game industries, which, in the case of such an event, it shall notify SUNX of its intent to modify the technology prior to doing so. Prior to any modification being made by DSTG, SUNX shall use its best efforts to make any necessary modifications in order to better integrate the SUNX Technology with the above applications.

c. Reverse engineer, reverse compile, or disassemble the SUNX Rights, in whole or in part, except as expressly permitted by this Agreement or pursuant to applicable law.

3.3 On all copies of the SUNX Rights made by DSTG pursuant to this Agreement, DSTG agrees that it shall

     (i) Not remove any copyright notices, trademarks, or other proprietary legends contained therein or thereon, as provided by SUNX, and

     (ii) Include any copyright notices, trademarks, or other proprietary legends contained within the SUNX Technology, as provided by SUNX, including, but not limited to, a mechanical ladybug as detailed in Exhibit 3.3 (ii) attached hereto.

     (iii) Notify SUNX of its intention to place its identifier ("Brand") on copies of the SUNX Rights and products utilizing the SUNX Technology. Upon receipt of written notification and sample artwork, SUNX shall have two business days to authorize the Brand to be placed on the respective products, the approval of which shall not be unreasonably withheld. In the event SUNX, upon review of the Brand and sample artwork, determines that the usage of such Brand and or sample artwork would cause damage to SUNX, SUNX shall notify DSTG of same and DSTG shall use its best efforts to insure that Brand and sample artwork do not cause damage to SUNX. In the event SUNX does not respond within the two business days as directed above, the Brand shall be deemed approved.

3.4 DSTG warrants and represents that it does not intend to, nor will, directly or indirectly, export or transmit the SUNX Technology, in whole or in part, or any SUNX Confidential Information or technical data relating thereto, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission. Use, duplication, or disclosure by the United States Government of the SUNX Technology is subject to restrictions as set forth in The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or of the Commercial Computer Software -Restricted Rights clause at 48 C.F.R. 52.227-19 as applicable.

3.5 DSTG shall not to in any way misrepresent, or to mislead (especially with respect to prospective customers, journalists, or market analysts, etc.) about DSTG's relationship with SUNX, DSTG's duties as specified in this

Agreement, the features of SUNX's products including any technical specifications, expected benefits of use, and the origin of SUNX's products. In particular, DSTG shall not represent itself as an exclusive agent or exclusive distributor of SUNX's products, except as indicated in this Agreement. DSTG shall not represent itself as the developer or manufacturer of SUNX's products, or as SUNX itself.

3.6 Prior to the first beta usage of a DSTG Product incorporating the SUNX technology, DSTG must submit a finished version of such DSTG Product, along with the accompanying documentation, to SUNX for testing to insure satisfactory operation and receive from SUNX a written notice of approval. SUNX shall examine and test a finished version of each DSTG Product that incorporates the SUNX technology, and provide such notice of approval or a statement of defects as quickly as possible but no later than 30-days from receipt. DSTG shall not be required to correct any such defects other than those Major Defects that are serious enough as to cause material harm to SUNX if included in the software distributed by DSTG. In the event SUNX does not give a statement identifying such Major Defects within such 30-day period, the software shall be deemed approved for all purposes hereof. In the event SUNX notifies DSTG in writing of Major Defects, DSTG must correct such Major Defects and return a newly finished version of the DSTG Product for retesting, and SUNX shall within 15 days of such redelivery provide DSTG with written notice of approval or a statement of Major Defects. SUNX's acceptance of a finished version of DSTG Product shall not be unreasonably withheld, and approval shall be deemed to have been given if in any case SUNX does not deliver notice of Major Defects within 30 days following delivery of a version of the software. The above procedure may, at SUNX's option, be repeated until a final version of each DSTG Product is approved.

4.0  OBLIGATIONS  OF  THE  PARTIES.

4.1  SUNX  OBLIGATIONS.  During  the  Term  of  this  Agreement, SUNX agrees to:

     a. Provide the expertise of sufficient personnel, with appropriate expertise and competence ("SUNX Key Personnel"), to provide technical information and support to DSTG Key Personnel (as identified in Exhibit 4.1 (a) hereto) in the development of DSTG Products as requested by DSTG. SUNX will determine the identity of SUNX Key Personnel. SUNX will also determine the level of effort of these SUNX Key Personnel, but it will be reasonable and sufficient to meet SUNX's obligations under this Agreement. DSTG Key Personnel must sign appropriate individual non-disclosure agreements prior to receiving confidential information from SUNX. DSTG has the right, with prior written permission from SUNX, to add individuals to the list of DSTG Key Personnel. All costs related to the above shall be borne by DSTG;

b. Provide relevant SUNX Technology to DSTG in accordance with the terms and conditions of this Agreement;

c. Provide DSTG Key Personnel with access to the relevant SUNX Technology, including participation in SUNX's first beta testing of relevant SUNX

Technology, whether or not such testing is made available to other SUNX licensees;

d. Provide sufficient and appropriate training to DSTG personnel as requested by DSTG and at DSTG's sole expense to enable DSTG to understand the use and deployment of SUNX Technology including, but not limited to:

     i. SUNX will provide appropriate training, to DSTG in the marketing, use and installation of the SUNX Technology at SUNX's Corporate Headquarters;

ii. At DSTG's option, SUNX will provide DSTG with training on SUNX's standard technical support procedures;

iii. SUNX will provide all other reasonable and necessary training, support and maintenance to DSTG, as set forth in Exhibit 4.1 (d) (iii), and DSTG shall be responsible for providing such training, support and maintenance to DSTG Clients and DSTG Distributors at DSTG's sole expense.

               e.  Provide sufficient and appropriate Equipment as identified on
Exhibit 4.1 (e) to DSTG to enable DSTG to implement the SUNX Technology licensed in accordance herewith.

4.2  DSTG  OBLIGATIONS.  During  the  Term  of  this  Agreement  DSTG agrees to:

     a. Utilize SUNX Technology in applications within one year following approval by SUNX of technology and application to be integrated and utilized by DSTG following receipt of SUNX Technology that is free of any defects in accordance with Section 3.6 herein. In the event DSTG fails to utilize the SUNX Technology as defined in this Section 4.2(a), SUNX may, at its sole option, terminate this Agreement in accordance with Section 11.1 herein.

b. Enter into a contract with three Record Labels that will result in SUNX receiving Royalty Payments no later than December 31, 2002, including, but not limited to, and subject to the timing requirements in Section 4.2(c) below, at least one Record Label defined herein as a Major Label. In the event DSTG fails to enter into the contracts as required in this Section 4.2(b), this Agreement shall become non-exclusive thereby allowing SUNX to License the SUNX CD3 Technology without limitation.

c. In accordance with Section 4.2 (b), enter into a binding letter of intent with at least one Record Label defined herein as a Major Label no later than June 30, 2002, which will result in a contract being issued and SUNX receiving Royalty Payments no later than December 31, 2002. In the event DSTG fails to enter into a contract with at least one Record Label defined herein as a Major Label no later than June 30, 2002, this Agreement shall become non-exclusive thereby allowing SUNX to License the SUNX CD3 Technology without limitation.

d. No later than June 30, 2002, NewCo shall have become a fully reporting company as defined by the Securities and Exchange Commission ("SEC") and shall have begun trading on a National Exchange. In the event NewCo is not a fully reporting company and or NewCo is not trading on a National Exchange by June 30, 2002, this Agreement shall become non-exclusive thereby allowing SUNX to License the SUNX CD3 Technology without limitation.

     e. DSTG shall provide SUNX with a written report on a monthly basis, due no later than the 15th day of the month that includes the following information as stated in Section 4.2 (f) (g) (h) and (i) below:
     f. Royalty Accounting. An accounting of all royalties that are due to SUNX under Section 8 based on activities having taken place during the preceding calendar month;
g. Monthly Statement. A statement indicating the total monies that are due to SUNX based on activities having taken place during the preceding calendar month.
h. Payment. DSTG shall pay SUNX by wire transfer or any alternative method that is agreeable to the Parties, the total monies that are indicated in the statement that is required under Section 8, such payment being due no later than the 20th day of the month.
i. Audit. DSTG agrees to cooperate in any audit that is requested by SUNX for purposes of determining compliance to the terms of this Agreement. SUNX shall bear the costs of any such audit, unless it is determined in the audit that the total monies payable to SUNX during any three-month period exceeded the total monies actually paid to SUNX by DSTG by more than five percent. In such an event, DSTG agrees to bear the full costs of the audit.

5.0  CONFIDENTIALITY.

     a. Each party agrees not to disclose any Confidential Information of the other party and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the Confidential Information of the other party only on a "need to know" basis and solely in connection with the performance of this Agreement, and to take steps to ensure that the dissemination is so limited.

b. Each party agrees not to use the Confidential Information of the other party for its own benefit or for the benefit of anyone other than the providing party, or other than in accordance with the terms and conditions of this Agreement.

     c. All DSTG Confidential Information remains the property of DSTG and all SUNX Confidential Information remains the property of SUNX, and other than as expressly provided by this Agreement.

d. Upon written request of the providing party, or upon the expiration or other termination of this Agreement for any reason whatsoever, the receiving party agrees to return to the providing party all such provided Confidential Information, including but not limited to all copies thereof.

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

e. The provisions of this Section shall survive the expiration or other termination of this Agreement.

6.0  OWNERSHIP,  INTELLECTUAL  PROPERTY  RIGHTS,  AND  NON-DISCLOSURE.

     6.1  SUNX  RIGHTS:

     a. SUNX shall retain all rights, title and interest (including all intellectual property rights) of the SUNX Technology and SUNX Documentation and any derivative works made by SUNX of the SUNX Documentation, and any copies thereof.

b. DSTG shall not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the SUNX Technology and SUNX Documentation. DSTG shall reproduce and include any SUNX trademark, copyright, trade secret or proprietary information notices and other legends on every copy, in whole or in part, of the SUNX Technology in any form. DSTG shall not decompile, disassemble or otherwise reverse engineer the SUNX Technology, except as SUNX is required to allow DSTG to do under applicable law.

c. DSTG shall render to SUNX commercially reasonable assistance in connection with SUNX's enforcement of its rights in and to the SUNX Technology and SUNX Documentation, including without limitation using efforts to prevent Authorized Content Providers from copying or using the SUNX Technology and SUNX Documentation outside the scope of this Agreement, or the Authorized Content Providers License Agreement.

d. Certain data or portions thereof which may be supplied by SUNX relating to the SUNX Technology are confidential and proprietary to SUNX and will be so marked. DSTG shall abide its obligations under Section 5.0 as applicable to such data.

     6.2  DSTG  RIGHTS:

     a. DSTG is, and as to SUNX, shall be, the owner of all worldwide right, title and interest, including any and all Intellectual Property Rights, in and to the DSTG Confidential Information and the DSTG Rights.

b. DSTG shall have the right to Brand the SUNX Technology in accordance with the terms and conditions of this Agreement, including, but not limited to, Section
3.3  hereunder.

7.0 TERM. The license granted under this Agreement shall commence on the Effective Date set forth above and remain effective for a period of no less than thirty years unless sooner terminated in accordance with the provisions of
Section  11  below.

8.0  PAYMENTS.

     8.1 DSTG and or NewCo shall pay SUNX a $250,000 non-refundable cash payment advance, which shall be applied toward the Purchase Option Price no later than March 31, 2002 ("Payment Due Date"). In the event DSTG elects not to exercise its Purchase Option as described in Section 12 below, the cash payment made to SUNX shall remain the sole property of SUNX.

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

8.2 As additional consideration, SUNX shall receive Fifteen Per Cent (15%), or Two Million Shares, whichever is greater, of the outstanding $.001 par value restricted common stock (the "Shares") of NewCo as follows:

     a. In no event shall the total Shares issued to SUNX be less than Two Million Shares.

b. The shares will not be subject to dilution for a period of six (6) months from the date of issuance except for shares issued by NewCo specifically for financing or for additional Management brought in to NewCo subsequent to NewCo's initial Management Team.

     c. The Shares will be duly authorized, fully paid and non-assessable and will also contain other customary terms and conditions, including piggyback registration rights for one hundred per cent (100%) of the Shares.

     d. The Shares shall be registered as soon as practicable following their issuance in accordance herewith and in no event shall the Shares be registered later than NewCo's first share registration filing of any type whatsoever with the SEC.

     8.3  As  further  additional  consideration,  SUNX  shall  receive  Royalty
Payments  as  defined  in Section 1.20 herein and further as detailed in Exhibit
1.20  attached  hereto.

9.0 SUNX REPRESENTATIONS AND WARRANTIES. SUNX represents and warrants to DSTG, during the Term and in the Territory, as follows:

     a. OWNERSHIP. SUNX is the owner, or has the right to enter into this Agreement on behalf of the owner, of all worldwide right, title and interest in and to any and all SUNX Confidential Information and the SUNX Rights. SUNX will obtain in writing, prior to delivery to DSTG of any SUNX Confidential Information or SUNX Rights, any and worldwide assignments, licenses, permissions, or other consents of all third party Intellectual Property Rights and/or other third party proprietary rights as are or shall be necessary to enable SUNX to fulfill its obligations to DSTG hereunder, and to enable DSTG to utilize the SUNX Rights for their intended purpose. SUNX shall immediately notify DSTG in writing of any limitations on use required by the proprietor of such third party materials, and SUNX shall not agree to any such demands or requirements without the prior written approval of DSTG.

b. NON-INFRINGEMENT. To the best of SUNX's knowledge the SUNX Rights do not infringe any existing patent, copyright, trademark, service mark, trade name, trade secret, patent, or other Intellectual Property Right of any third person, firm, corporation or other entity.

     c. NO ENCUMBRANCES. To the best of SUNX's knowledge, the SUNX Rights shall be free and clear of any and all encumbrances and/or liens of any nature whatsoever, other than those identified by SUNX pursuant to this Agreement, and other than non-exclusive licenses granted by SUNX to others to use the SUNX Rights.

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

d. NO CONFLICTS. To the best of SUNX's knowledge, SUNX's performance of this Agreement does not conflict with any other Agreement to which SUNX is bound and, while performing this Agreement, SUNX will not knowingly enter into any other Agreement in conflict with this Agreement or which would impair the ability of SUNX to perform this Agreement.

e. CONFORMATION. SUNX warrants that the SUNX Rights shall conform to the specifications set forth in the SUNX Documentation. SUNX shall be responsible, at its sole cost and expense, for replacing, revising, modifying, or otherwise correcting any SUNX Rights that do not meet the specifications.

     f. MAINTENANCE OF SUNX TECHNOLOGY. SUNX warrants in the course of regular business that it will use its best efforts to maintain, update, and upgrade the SUNX Technology on a continuing basis during the Term of this Agreement to ensure the continued and continuing operation, relevance, and viability of the SUNX Technology during the Term of the Agreement, and that it will hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement. Upon development and first commercial availability (including beta test) of any new version of SUNX Technology, SUNX shall promptly deliver a copy thereof, with available documentation, to DSTG. In the event SUNX is unable to provide maintenance of the SUNX Technology as provided for herein, including, but not limited to, its ability to hire, train, and maintain sufficient, and sufficiently qualified, programmers and technology support/maintenance personnel during the Term of the Agreement, DSTG shall have the right to retain the qualified personnel necessary to maintain the technology.

g. EXCEPT AS STATED ABOVE, SUNX DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUNX TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SUNX BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SUNX TECHNOLOGY.

10.0  INDEMNIFICATION.

     10.1 BY SUNX. SUNX will defend DSTG against a claim that a DSTG Product that specifically utilizes the SUNX Technology in a media player application infringes a U.S. patent or copyright, or other proprietary right of a third party, and SUNX will indemnify DSTG and hold it harmless from and against any loss, liability and any costs, expenses and reasonable attorneys' fees finally awarded. DSTG shall promptly notify SUNX in writing of the claim, and SUNX shall have sole control of the defense and all related settlement negotiations, and DSTG shall provide SUNX complete information concerning the claim but any failure to provide prompt notice or information shall not impair DSTG's rights to indemnification hereunder except to the extent that such failure has materially prejudiced or materially delayed SUNX in defense of its claim. SUNX shall have the right to assume the defense of any claim against DSTG in connection with such violation or infringement. After notice from SUNX to DSTG of election to assume the defense thereof, SUNX will not be liable to DSTG for any legal or other expenses subsequently incurred by DSTG in connection with the defense thereof other than reasonable costs of investigation, unless incurred at the written request of SUNX, in which event such legal or other expenses shall be borne by SUNX. DSTG shall, however, have the right to participate in the defense and settlement of such claim being defended by SUNX through separate

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

counsel at DSTG's expense. DSTG shall not be subject to any liability or restriction under any settlement entered into by SUNX without DSTG's prior written approval.

a. SUNX shall have no obligation to DSTG under this Section if any claimed infringement is based upon:

     (i) Use of any SUNX Technology delivered hereunder in connection or in combination with equipment, software or devices not supplied by SUNX unless approved by SUNX in writing prior to such usage;

(ii) DSTG's use of a SUNX Technology in the practicing of any process or in a manner for which the SUNX Technology was not designed; or

(iii) SUNX's compliance with DSTG's designs, specifications or instructions. DSTG shall indemnify and hold SUNX harmless from and against any loss, cost or expense suffered or incurred in connection with any suit, claim or proceeding brought against SUNX so far as it is based on a claim that the manufacture or sale of any SUNX Technology delivered hereunder which has been either (1) modified, altered or combined with any product, software, or device not supplied by SUNX or (2) modified by SUNX in accordance with DSTG's designs, specifications or instructions, constitutes such an infringement because of any such modification, alteration or combination. The foregoing states SUNX's entire liability for infringement by SUNX Technology furnished under this Agreement

     10.2 BY DSTG. DSTG agrees to indemnify and hold harmless SUNX, its officers, agents, and employees from and against all liability, loss, cost, damages, claims or expenses (including reasonable attorneys fees) arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against SUNX by reason or arising from (i) any material breach this Agreement by DSTG or (ii) any allegation of third party intellectual property right(s) infringement or unfair competition, where such claim or suit is based upon the combination, operation, modification, or use of the SUNX Rights, if such claim of infringement would have been avoided but for such combination, operation, modification, or use. DSTG shall have sole control over the selection of counsel and the defense of any claim or any settlement thereof, at DSTG's expense. SUNX shall provide DSTG with its reasonable assistance in the defense of such claim, at the expense of DSTG. In no event may DSTG enter into any third party settlement agreements which would in any manner whatsoever affect the right of, or bind, SUNX in any manner to said third party, without the prior written consent of SUNX.

10.3 NOTIFICATION. The party seeking indemnification under this Section shall immediately notify the other party, in writing, of any claim or proceeding brought against it for which it seeks indemnification hereunder. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.4 INSURANCE. Each party will carry appropriate and sufficient policies of insurance, which must comply with all statutory regulations in the state (or country) where this Agreement is being performed, which shall be in effect at least as early as the Effective Date of this Agreement and which shall remain in force and provide coverage throughout the Territory until the effective date of Termination. Each party shall be solely responsible for the payment of all deductibles on its own policies. Such policies of insurance shall include, but are not limited to, the following: (i) Workers' Compensation and State

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

Disability, including Employers' Liability, (ii) Comprehensive General Liability, and (iii) Umbrella Liability.

10.5 The provisions of this Section shall survive the expiration or other termination of this Agreement.

11.0  TERMINATION.

     11.1 FOR CAUSE: Without prejudice to any rights which it may have under this Agreement or in law, equity, or otherwise:

     a. Either party shall have the right to terminate this Agreement if the other party defaults in the performance of any of its obligations or breaches any term, provision, warranty, or representation under this Agreement ("Defaults"). Upon the occurrence of any of the foregoing Defaults, the non-Defaulting party shall give notice of termination of this Agreement in writing to the Defaulting party, who shall have thirty (30) days from the date of notice in which to correct any Default, or if not wholly curable within said thirty days, to use its best efforts to commence any and all steps reasonably necessary to cure such Default. If the Defaulting party fails to correct the Default or to commence any and all steps reasonably necessary to cure such Default within the notice period, this Agreement shall terminate on the last day of such notice period unless otherwise agreed to in writing signed by both parties.

b. This Agreement shall terminate automatically and without further notice to the other party in the event that either party shall make any unauthorized assignment for the benefit of creditors, file any petition under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.

     11.2 EFFECT OF TERMINATION FOR DEFAULT OF EITHER PARTY. Upon termination of this Agreement for the Default of either party, or for any reason other than the insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, or the termination, cessation, or inability or failure to maintain the SUNX Technology or that portion of the business associated with the SUNX Technology during the Term of the Agreement, by SUNX or its authorized successors or assigns:

     a. DSTG shall, within five (5) business days thereof, return or, at SUNX's option, destroy all whole or partial copies of the SUNX Rights in DSTG's possession, custody or control, and certify to SUNX in writing within five (5) business days thereafter that it has complied with the foregoing obligation;

b. Each party shall return all copies of Confidential Information disclosed by the other party that remain in its possession or under its control;

c. Termination shall not affect the rights of DSTG Clients and DSTG Distributors to continue to use the SUNX Technology acquired from DSTG in accordance with the terms of this Agreement, and;

d. Except in the case of termination of this Agreement for the Default of DSTG, (i.e., upon mutual termination or expiration of Term), DSTG shall have the continued right to exercise the rights and licenses granted in Section 2 in

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

connection with the SUNX Technology as in existence as of the date of expiration or termination (and not including any subsequent improvements or Derivatives thereof), by DSTG after such expiration or termination, and provided that DSTG's rights under Section 2.a shall no longer be exclusive.

     11.3 EFFECT OF TERMINATION FOR SUNX INSOLVENCY, ETC. In addition to requirements and dispositions set forth in preceding paragraph 11.2, upon termination of this Agreement for the (i) insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, (ii) insolvency, bankruptcy, reorganization of SUNX or its authorized successors or assigns, including the transfer (by cash, credit, or stock purchase) of all or a majority of either SUNX's total assets or that portion of SUNX's business attributable to the SUNX Technology to a third party, or (iii) the termination, cessation, or inability or failure to maintain the SUNX Technology or that portion of the business associated with the SUNX Technology, during the Term of the Agreement, by SUNX or its authorized successors or assigns, then all of the rights granted by SUNX to DSTG hereunder shall immediately and automatically convert into worldwide, fully paid up, fully transferable, perpetual licenses.

11.4 TERMINATION FOR NON-PAYMENT. In the event the cash consideration due SUNX by DSTG hereunder in accordance with Section 8 is not paid in accordance with the terms and conditions of this Agreement, SUNX shall have the option to elect one or more of the following:

a. Terminate this Agreement after the expiration of all applicable cure periods herein; or

b. Elect to extend the Payment Due Date upon receipt of additional consideration to be mutually agreed upon if and when SUNX elects this option; or

c. Elect to extend the Payment Due Date and convert this Agreement to a non-exclusive license, which would give SUNX the right to license the SUNX Technology without limitation.

12.0  OPTION  TO  PURCHASE  SUNX  TECHNOLOGY.

     12.1 DSTG and or NewCo shall have the right to purchase the SUNX Technology ("Option to Purchase") as defined herein under the following terms and conditions:

     12.2 The Option to Purchase must be exercised no later than December 31, 2002 ("Exercise Option Date").

     12.3 The purchase price shall be $4,000,000, and, at the sole option of SUNX, the purchase price shall be paid as follows:

          a. $1,500,000 in cash and $2,500,000 in Shares, the value of which to be determined by the 30 day moving average of the bid prior to the Exercise Option Date; or

          b. Two Million Shares and an option to purchase One Million Shares at Five Dollars ($5) per share ("Option Price"). The Options shall be irrevocable, Non-Dilutive and shall carry with them all customary rights, including piggyback registration rights and the underlying shares shall have been registered prior to the Option to Purchase being exercised by DSTG; and

          c. The Shares shall be registered with the SEC no later than thirty (30) days following the Issuance Date.

     12.4 In the event DSTG and or NewCo elect to exercise the Option to Purchase as provided for herein, DSTG and or NewCo shall notify SUNX in writing of its intent to exercise the Option to Purchase no later then thirty (30) days prior to the Exercise Option date.

     12.5 In the event DSTG and or NewCo elect not to exercise the Option to Purchase prior to December 31, 2002, the Option Price shall be adjusted and mutually agreed upon by the Parties at a later date if and when DSTG and or NewCo desire to purchase the SUNX Technology as defined herein.

13.0  ASSIGNMENT.

     13.1 Either party may assign its rights, duties and/or obligations under this Agreement in connection with the transfer (by merger or by sale of assets or stock) of all or a majority of either its total assets or that portion of its business attributable to the SUNX Technology (in the case of SUNX) or the DSTG Products (in the case of DSTG) to a third party, provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

13.2 Except as otherwise provided by this Agreement, neither party may assign its rights, duties and obligations under this Agreement, without the prior written consent of the other party, and further provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

14.0  GOVERNING  LAW  AND  JURISDICTION.

     14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

     14.2 Subscriber and the Company each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this Section 14. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Carson, State of Nevada, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Nevada or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 5.

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

14.3 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of Nevada in and for the County of Carson, to be conducted by means of a reference pursuant to the applicable sections of the Nevada Code of Civil Procedures. Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 14 hereof.

     14.4 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company's business model, or the technical industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with Nevada law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Nevada Superior Court in which all parties have appeared.

     14.5 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with Nevada law.

15.0 WAIVER, AMENDMENT, OR MODIFICATION. Any waiver, amendment or modification of this Agreement shall not be effective unless made in writing and signed by both parties. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

16.0 NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between DSTG and SUNX. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, nor nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons. Any commitment made by DSTG

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to  its  customers  with  respect  to  quantities,  delivery,  modifications, interfacing capability, suitability of software, or suitability in specific applications will be DSTG's sole responsibility. DSTG has no authority to modify the warranties contained in this Agreement or to make any other commitment on behalf of SUNX, and DSTG will indemnify and defend SUNX from any liability, suit or proceeding for any such modified warranty or other commitment by DSTG. DSTG has the right to determine its own resale prices, and no SUNX representative will require that any particular price be charged by DSTG or grant or withhold any treatment to DSTG based on DSTG's pricing policies. DSTG agrees that it will promptly report directly to a SUNX officer any effort by SUNX personnel to interfere with its pricing policies.

17.0 NOTICES. All notices required under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) when sent by confirmed electronic mail or facsimile; (iii) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier for one day overnight service, with written verification of receipt. All communications will be sent to the names and addresses set forth beneath the signature of each party to this Agreement.

18.0 FORCE MAJEURE. Neither party will be deemed in default or breach of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

19.0  REMEDIES.

     19.1 INJUNCTION. The parties recognize and acknowledge that a breach by one party of any of its covenants, agreements or undertakings hereunder with respect to the Confidential Information or Intellectual Property Rights of the other party will cause the non-breaching party irreparable damage, which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by one party which could result in irreparable harm to the non-breaching party, or cause some loss or dilution of the good will, reputation or business of the non-breaching party, the non-breaching party shall be entitled to an immediate injunction in addition to any other remedies available, to stop or prevent such irreparable harm, loss or dilution.

20.  MISCELLANEOUS

     20.1 COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     20.2 APPROVALS. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees

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not to use or refer to this Agreement or any provision hereof in any promotional activity associated with apparatus licensed hereunder, without the express written approval of the other party.

     20.3 HEADINGS. The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement. 20.5 If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The failure of either party to require performance of any provision of this Agreement shall not be, construed as a waiver of its rights to insist on performance of that same provision, or any other provision, at some other time. Any waiver, variation or amendment, or modification, of any term or condition of this Agreement shall be effective only if signed by an authorized representative of both parties hereto. The waiver by either party of any right created by this Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. This Agreement will not be binding upon the parties until it has been signed herein below by or on behalf of each party, and in which event it shall be effective as of the Effective Date.

     AGREED TO AND ENTERED INTO BY AND BETWEEN THE PARTIES AS OF THE EFFECTIVE DATE SET FORTH ABOVE.


Dstage.com,  Inc.                              SunnComm,  Inc.
a  Delaware  corporation                         a  Nevada  corporation



By:  /S/                                   By:  /S/

Sue  Perrault                              Peter  Jacobs
President                                   President


By:  /S/                                   By:  /S/

Frank  Maresca                              John  D.  Aquilino
Chief  Executive  Officer                         Chairman

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Exhibit  6.1

LETTER  ON  DIRECTOR  RESIGNATION

January  14,  2002

Frank  Maresca
Dstage.com,  Inc.
1600  Broadway,  Suite  2400
Denver,  CO  80202

Attn:    Frank  Maresca,  CEO,  Director


Dear  Frank:

This letter is to inform you that, effective immediately, I am resigning from the Board of Directors of Dstage.com, Inc. and also resigning as Chief Financial Officer.

It has been a pleasure serving with you, Sue, Don and the rest of Dstage's executive team and directors. I believe our efforts to date will have a lasting impression on the way ideas become thriving ventures. However, growth for companies and individuals requires change. For me, the time for change is now.

I look forward to the great job you and the Dstage network will undoubtedly perform in the years ahead.

Yours  truly
/S/
D.  Kirk  LaPoure

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Exhibit  6.2

LETTER  ACCEPTING  RESIGNATION


January  15,  2002

Mr.  Kirk  LaPoure
1600  Broadway,  Suite  2400
Denver,  CO  80202

Dear  Kirk:

     Please be advised that the Board of Directors has accepted your resignation as Chief Financial Officer and as a Director of Dstage.com, Inc.

Sincerely,

/S/

Frank  Maresca,  CEO

Dstage.com,  Inc.

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EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE

DSTAGE  APPOINTS  AUDIT  COMMITTEE  MEMBER  CFO

DENVER, Colorado - January 16, 2002-Dstage.com, Inc. (OTC Bulletin Board: DSTG), pioneers of a new approach to venture formation, today announced the resignation of its CFO and Director Kirk LaPoure effective January 14, 2002. Dstage Audit Committee Member Jane Olmstead, CPA, will assume the role of CFO on an interim basis.

"I have believed in the Dstage model since its inception and still believe in it today. The 2 years I have served with the company solely for stock speak to this belief", according to Mr. LaPoure. "As I move on to new challenges and adventures, the Dstage vision of reshaping venture formation will remain an important and dear experience to me."

Commenting on Mr. LaPoure's departure, his interim successor, Jane Olmstead, CPA stated, "Kirk has played an important role in realizing the Dstage model. Having worked with him closely in my former role as Audit Committee Member, I am sure I speak for the entire Dstage team in wishing him continued success in all his endeavors."

Jane Olmstead has over 20 years experience in the financial and accounting fields, including serving as a Senior Management Consultant with Touche Ross & Co. (currently Deloitte & Touche) for nine years. Ms. Olmstead's expertise is in strategic business planning, financial systems design and implementation and tax preparation and planning. Her involvement with numerous Fortune 500 companies such as Ford Motor Co., Mobil Oil and Coors resulted in cost savings measures and increases in profitability through the implementation of improved financial and communication systems. Ms. Olmstead graduated Magna cum Laude from the University of Tennessee with a B.S. in Accounting and a Minor in Statistics. She is currently a member of the Colorado Society of CPAs and the Association of Professional Consultants.

ABOUT  DSTAGE:

Dstage.com, Inc. was formed in October of 1999 to pursue a new approach to venture formation and development. The Dstage model attempts to substantially reduce burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of "securitized" intellectual capital. To learn more about the Dstage approach to venture formation and intellectual capital securitization, please contact our Investor Relations Center at 909-471-2898 or email your request to IR@dstage.com. For general information about the company, please visit the Company's Investor Relations Center at WWW.DSTAGE.COM.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectation. Further information on potential factors that could affect Dstage.com, Inc. is included in the Company's filings with the Securities and Exchange Commission.

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